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                                                                    EXHIBIT 10.1

                            SPHERIS HOLDING III, INC.
                              STOCK INCENTIVE PLAN

          1. PURPOSE.

     The purpose of the Plan is to assist the Company in attracting, retaining, motivating and rewarding Eligible Persons, and to promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes the award of Options and Restricted Stock to Participants, to encourage such persons to expend their maximum efforts in the creation of stockholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code to the extent deemed appropriate by the Committee which administers the Plan.

          2. DEFINITIONS.

     For purposes of the Plan, the following terms shall be defined as set forth below:

          (a) "Affiliate" means, with respect to any entity, any other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such entity.

          (b) "Award" means any award of an Option or Restricted Stock granted under the Plan.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Cause" means, in the absence of any such employment, consulting or other agreement between a Participant and the Employer otherwise defining Cause, (i) fraud, personal dishonesty, or acts of gross negligence or willful misconduct on the part of Participant in the course of his or her employment or services, (ii) a Participant's engagement in conduct that is materially injurious to the Company or an Affiliate, (iii) misappropriation by Employee of the assets or business opportunities of the Company or its affiliates; (iv) embezzlement or other financial fraud committed by Employee, at his direction, or with his personal knowledge; (v) a Participant's conviction by a court of competent jurisdiction of, or pleading "guilty" or "no contest" to, (x) a felony, or (y) any other criminal charge (other than minor traffic violations) which could reasonably be expected to have a material adverse impact on the Company's or an Affiliate's reputation or business; or (v) failure by a Participant to follow the lawful directions of a superior officer or the Board. In the event there is an employment, consulting or other agreement between a Participant and the Employer defining Cause, "Cause" shall have the meaning provided in such agreement.

          (e) "Change in Control" shall mean any transactions or series of related transactions pursuant to which any person(s) or entity(ies) (other than the shareholders of the Designated Person and their respective affiliates immediately following the Closing Date), in the aggregate, directly or indirectly, acquires beneficially or of record, (i) Voting Equity of a Designated Person (whether by merger, consolidation, reorganization, combination, sale or transfer of equity, stockholder or voting agreement, proxy, power of attorney or otherwise); provided, however, that if immediately following such transaction or series of transactions, the

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shareholders of the Designated Person and their respective affiliates immediately following the Closing Date, hold, in the aggregate, equity securities holding voting power in excess of any other single holder (together with any affiliates of such single holder), such transaction or series of transactions shall not constitute a Change in Control hereunder; or (ii) all or substantially all of a Designated Person's assets.

          (f) "Closing Date" shall have the meaning set forth in the Securities Purchase Agreement.

          (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

          (h) "Committee" means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that directors appointed as members of the Committee shall not be employees of the Company or any subsidiary. In appointing members of the Committee, the Board will consider whether a member is or will be a Qualified Member, but such members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee, and no action of the Committee shall be void or invalid due to the participation of a member who is not a Qualified Member.

          (i) "Company" means Spheris Holding III, Inc., a Delaware corporation.

          (j) "Company Sale" shall have the meaning ascribed to it in the Stockholders Agreement.

          (k) "Designated Person" shall mean Spheris, Inc., Spheris Holding II, Inc., Spheris Operations, Inc. or the Company.

          (l) "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

          (m) "Drag-along Right" shall have the meaning ascribed to it in the Stockholders Agreement.

          (n) "Eligible Person" means each employee of the Company or of any Affiliate, each non-employee director of the Company or an Affiliate, each other person who provides substantial services to the Company and/or its Affiliates and who is designated as eligible by the Committee, and any person who has been offered employment by the Company or an Affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or an Affiliate. An employee on an approved leave of absence may be considered as still in the employ of the Company or an Affiliate for purposes of eligibility for participation in the Plan.

          (o) "Employer" means either the Company or an Affiliate that the Participant (determined without regard to any transfer of an Award) is employed by or provides services to, as applicable.


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          (p) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

          (q) "Expiration Date" means the date upon which the term of an Option, as determined under 6(b) hereof, expires.

          (r) "Fair Market Value" means (i) prior to an IPO, the fair market value per share of Stock, as determined by the Board in good faith, (ii) at the time of an IPO, the per share price to the public in such IPO, and (iii) after an IPO, on any date (A) if the Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (B) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ-NMS") on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported. If, after an IPO, the Stock is not quoted on NASDAQ-NMS or listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Board in good faith to be the fair market value per share of Stock, on a fully diluted basis.

          (s) "IPO" means a "Qualified Public Offering," as such term is defined in the Company's Amended and Restated Certificate of Incorporation.

          (t) "IPO Date" means the effective date of the registration statement for the IPO.

          (u) "Lock-Up Period" shall have the meaning set forth in Section 9(a) below.

          (v) "Mandatory Conversion" shall have the meaning ascribed to it in the Stockholders Agreement.

          (w) "Option" means a conditional right, granted to a Participant under
Section 6 hereof, to purchase Stock at a specified price during specified time periods. Options under the Plan are not intended to qualify as incentive stock options meeting the requirements of Section 422 of the Code.

          (x) "Participant" means an Eligible Person who has been granted an Award under the Plan which remains outstanding, or if applicable, such other person or entity who holds an outstanding Award.

          (y) "Plan" means this Spheris Holdings III, Inc. Stock Incentive Plan.

          (z) "Qualified Member" means a member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Regulation 1.162-27(c) under Code Section 162(m).


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          (aa) "Restricted Stock" means Stock granted to a Participant under
Section 7 hereof, that is subject to certain restrictions and to a risk of forfeiture.

          (bb) "Restricted Stock Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock grant.

          (cc) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

          (dd) "Securities Act" means the Securities Act of 1933, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

          (ee) "Securities Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated October 12, 2004, by and among Spheris Holdings LLC and Spheris Holding Inc.

          (ff) "Stock" means the Company's Common Stock, $.01 par value, and such other securities as may be substituted for Stock pursuant to Section 8 hereof.

          (gg) "Soros Offer" shall have the meaning ascribed to it in the Stockholders Agreement.

          (hh) "Stockholders Agreement" means the Stockholders Agreement, dated November 5, 2004, by and among the Company and certain of its investors.

          (ii) "Voting Equity" shall mean the equity securities of a Designated Person possessing the voting power to elect the Designated Person's governing body.

          (jj) "Warburg Investors" shall have the meaning ascribed to it in the Stockholders Agreement.

          3. ADMINISTRATION.

          (a) Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (i) select Eligible Persons to become Participants; (ii) grant Awards; (iii) determine the type, number, and other terms and conditions of, and all other matters relating to, Awards; (iv) prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan; (v) construe and interpret the Plan and Award agreements and correct defects, supply omissions, or reconcile inconsistencies therein; and (vi) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the


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context otherwise requires. Any action of the Committee shall be final, conclusive and binding on all persons, including, without limitation, the Company, its subsidiaries, Eligible Persons, Participants and beneficiaries of Participants.

          (b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members; and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by such a subcommittee or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

          (c) Delegation. The Committee may delegate to officers or employees of the Company or any Affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including but not limited to administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any person or entity who is not an employee of the Company or any of its Affiliates shall be expressly approved by the Committee.

          4. SHARES AVAILABLE UNDER THE PLAN.

          (a) Number of Shares Available for Delivery. Subject to adjustment as provided in Section 8 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 14,607,143. Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase.

          (b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. To the extent that an Award expires or is canceled, forfeited, settled in cash or otherwise terminated or concluded without a delivery to the Participant of the full number of shares to which the Award related, the undelivered shares will again be available for Awards. Shares withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for


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Awards under the Plan; provided, however, that, where shares are withheld or surrendered more than ten years after the date of the most recent shareholder approval of the Plan or any other transaction occurs that would result in shares becoming available under this Section 4(b), such shares shall not become available if and to the extent that it would constitute a material revision of the Plan subject to shareholder approval under then applicable rules of the principle stock exchange or automated quotation system on which the shares are then listed or designated for trading.

          5. ELIGIBILITY; LIMITATIONS ON AWARDS.

          (a) Grants to Eligible Persons. Awards may be granted under the Plan only to Eligible Persons.

          (b) 162(m) Limitation. Subject to Section 8 relating to adjustments, no Employee shall be eligible to be granted Options covering more than 5,000,000 shares of Stock during any calendar year. This subsection (b) shall not apply prior to the IPO Date and, following the IPO Date, this subsection (b) shall not apply until (i) the earliest of: (1) the first material modification of the Plan (including any increase in the number of shares of Stock reserved for issuance under the Plan other than in accordance with Section 8 hereof); (2) the issuance of all of the shares of Stock reserved for issuance under the Plan; (3) the expiration of the Plan; or (4) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under Section 12 of the Exchange Act; or (ii) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

          6. OPTIONS.

          (a) General. Options granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The provisions of separate Options shall be set forth in an Option Agreement, which agreements need not be identical.

          (b) Term. The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

          (c) Exercise Price. The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than the par value of a share of Stock.

          (d) Payment for Stock. Payment for shares of Stock acquired pursuant to Options granted hereunder shall be made in full, upon exercise of the Options
(i) in immediately available funds in United States dollars, by certified or bank cashier' s check or by wire transfer; (ii) by surrender to the Company of shares of Stock held for at least six months; (iii) by a combination of (i) and
(ii); or (iv) by any other means approved by the Committee. Anything herein to the contrary notwithstanding, the Company shall not directly or indirectly extend or maintain credit, or arrange for the extension of credit, in the form of a personal loan to or for any director or executive officer of the Company through the Plan in violation of Section 402 of the


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Sarbanes-Oxley Act of 2002 ("Section 402 of SOX"), and to the extent that any form of payment would, in the opinion of the Company's counsel, result in a violation of Section 402 of SOX, such form of payment shall not be available.

          (e) Vesting. Options shall vest and become exercisable in such manner and on such date or dates set forth in the Option Agreement, as may be determined by the Committee; provided, however, that notwithstanding any vesting dates contained herein or otherwise set by the Committee, the Committee may in its sole discretion accelerate the vesting of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to vesting. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed or rendering services to the Company or an Affiliate and all vesting shall cease upon a Participant's termination of employment or services for any reason. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

          (f) Transferability of Options. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, Options shall be transferable to the extent provided in the Option Agreement or otherwise determined by the Committee.

          (g) Termination of Employment or Service. Except as may otherwise be provided by the Committee in the Option Agreement:

               (i) If prior to the Expiration Date, a Participant's employment or service, as applicable, with the Employer terminates for any reason other than (A) by the Employer for Cause, or (B) by reason of the Participant's death or Disability, (1) all vesting with respect to the Options shall cease, (2) any unvested Options shall expire as of the date of such termination, and (3) any vested Options shall remain exercisable until the earlier of the Expiration Date or the date that is ninety (90) days after the date of such termination.

               (ii) If prior to the Expiration Date, a Participant's employment or service, as applicable, with the Employer terminates by reason of such Participant's death or Disability, (A) all vesting with respect to the Options shall cease, (B) any unvested Options shall expire as of the date of such termination, and (C) any vested Options shall expire on the earlier of the Expiration Date or the date that is twelve (12) months after the date of such termination due to death or Disability of the Holder. In the event of a Participant's death, the Options shall remain exercisable by the person or persons to whom a Participant's rights under the Options pass by will or the applicable laws of descent and distribution until its expiration, but only to the extent the Options were vested by such Participant at the time of such termination due to death.

               (iii) If prior to the Expiration Date, a Participant's employment or service, as applicable, with the Employer is terminated by the Employer for Cause, all Options (whether or not vested) shall immediately expire as of the date of such


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     termination.

          7. RESTRICTED STOCK.

          (a) General. Restricted Stock granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement, which agreements need not be identical. Subject to the restrictions set forth in Section 7(b), except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends, if any, with respect to the Restricted Stock may be either currently paid to the Participant or withheld by the Company for the Participant's account. A Participant's Restricted Stock Agreement may provide that cash dividends or stock dividends so withheld shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which they relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

          (b) Restrictions on Transfer. In addition to any other restrictions set forth in a Participant's Restricted Stock Agreement, until such time that the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement, which vesting the Committee may in its sole discretion accelerate at any time, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock. Notwithstanding anything contained herein to the contrary, the Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.

          (c) Certificates. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Restricted Stock shall be held in book entry form rather than delivered to the Participant pending the release of the applicable restrictions.

          (d) Termination of Employment or Service. Except as may otherwise be provided by the Committee in the Restricted Stock Agreement, if, prior to the time that the Restricted Stock has vested, a Participant's employment or service, as applicable, terminates for any reason, (i) all vesting with respect to the Restricted Stock shall cease, and (ii) at any time following such termination, and upon written notice to the Participant, the Company shall have the right to repurchase from the Participant any unvested shares of Restricted Stock at a purchase


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price equal to the original purchase price paid for the Restricted Stock, or if the original purchase price is $0, such unvested shares of Restricted Stock shall be forfeited by the Participant for no consideration.

          8. ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

          (a) Capitalization Adjustments. The aggregate number of shares of Stock which may be granted or purchased pursuant to Awards granted hereunder, the number of shares of Stock covered by each outstanding Award, the maximum number of shares of Stock with respect to which any one person may be granted Options in any calendar year, and the price per share thereof in each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee in good faith and in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee in good faith to be fair and equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award, (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or (iii) for any other reason which the Committee determines, in its sole discretion and acting in good faith, to otherwise warrant equitable adjustment.

          (b) Corporate Events. Notwithstanding the foregoing, except as may otherwise be provided in an Award agreement, in the event of (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation, (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash, (iii) the sale of all or substantially all of the assets of the Company, (iv) the reorganization or liquidation of the Company, or (v) a Change in Control (each, a "Corporate Event"), in lieu of providing the adjustment set forth in subsection (a) above, the Committee may, in its discretion, provide that all outstanding Awards shall terminate as of the consummation of such Corporate Event, and provide that holders of Awards will receive a payment in respect of cancellation of their Awards based on the amount of the per share consideration being paid for the Stock in connection with such Corporate Event, and in the case of Options, less the applicable exercise price. Payments to holders pursuant to the preceding sentence shall be made in cash, or, in the sole discretion of the Committee, in such other consideration necessary for a holder of an Award to receive property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time; provided, that if such consideration received in the transaction is not solely equity securities of the successor entity, the Committee may, with the consent of the successor entity, provide for the consideration to be received in respect of the Award to be solely equity securities of the successor entity equal to the Fair Market Value of the per share consideration received by holders of Stock in the Corporate Event.


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          (c) Fractional Shares. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Award.

          9. STOCK TRANSFERS

          (a) Prohibition on Transfers. Except as otherwise approved by the Committee, Restricted Stock and shares of Stock acquired by a Participant pursuant to any Award granted hereunder may not be sold, transferred or otherwise disposed of prior to the one hundred eightieth (180th) day following the IPO Date (the "Lock-Up Period"). If requested by the underwriters managing any public offering of the Stock, the Participant shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the Stock (or securities) subject to the foregoing restriction until the end of such period.

          (b) Company Sale.

               (i) Upon exercise of the Drag-along Right or acceptance of the Soros Offer, the Warburg Investors or Company shall give each Participant a written notice containing (i) the name and address of the proposed transferee(s) and (ii) the proposed purchase price, terms of payment and any other material terms and conditions of the Company Sale. Each Participant shall thereafter be obligated to sell all shares of Stock acquired pursuant to any Award granted hereunder to the proposed transferee, or, in the case of a merger or sale of assets or other transaction that requires the vote of the Company's stockholders, to vote such shares of Stock in favor of, and waive any dissenter or appraisal right it may have in respect of, such Company Sale and shall otherwise take all steps necessary (including delivery of certificates or other instruments evidencing the shares to be conveyed, duly endorsed and in negotiable form with all the requisite documentary stamps affixed thereto) to enable him, her or it to facilitate such Company Sale and to comply with the provisions of this Section 9(b).

               (ii) Each Participant required to sell all its shares of Stock under this Section 9(b) shall be entitled to receive in exchange therefor an amount per share equal to the purchase price received per share of Stock "owned" by the Warburg Investors in connection with the Company Sale (it being understood that, solely for purposes of Section 9(b)(iv), "owned" shall mean beneficial ownership, assuming Mandatory Conversion (whether or not then convertible) of all outstanding Preferred Stock pursuant to
     Section 5(a)(i) of the Amended and Restated Certificate of Incorporation of the Company (giving full effect to Section 5 of the Restated Certificate)). Such Participants shall otherwise participate in such Company Sale on other terms and conditions not less favorable to such Participants than those applicable to the Warburg Investors and, subject to subsection (v) below, shall receive the same type of consideration received by the Warburg Investors in such Company Sale.

               (iii) Notwithstanding anything contained in this Section 9(b) to the contrary, in the event that all or a portion of the purchase price for the shares being


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     purchased consists of securities and the sale of such securities to a
     Participant entitled to participate therein would, by virtue of the fact that such Participant is not an "accredited investor" (within the meaning of Rule 501(a) under the Securities Act), require either a registration under the Securities Act or the preparation of a disclosure document pursuant to Regulation D under the Securities Act (or any successor regulation) or a similar provision of any state securities law, then, at the option of the Warburg Investors, any one or more of such Participant may receive, in lieu of such securities, the fair market value of such securities in cash, as determined in good faith by the Board.

          10. REPURCHASE RIGHTS UPON TERMINATION OF EMPLOYMENT.

     If, prior to the IPO Date, a Participant's employment or service with the Employer terminates for any reason, at any time thereafter, in addition to any repurchase right of the Company with respect to unvested shares of Restricted Stock, as provided in Section 7 above, the Company shall have the right to repurchase the shares of Stock received pursuant to Awards granted hereunder (the "Repurchase Right"). The Repurchase Right shall be exercisable upon written notice to a Participant indicating the number of shares of Stock to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice. The certificates representing the shares of Stock to be repurchased shall be delivered to the Company prior to the close of business on the date specified for the repurchase. Repurchase under this Section 10 shall be at a price equal to the Fair Market Value of the Stock as of the date of such repurchase.

          11. USE OF PROCEEDS.

     The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

          12. RIGHTS AND PRIVILEGES AS A STOCKHOLDER.

     Except as otherwise specifically provided in the Plan, no person shall be entitled to the rights and privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

          13. EMPLOYMENT OR SERVICE RIGHTS.

     No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate.

          14. COMPLIANCE WITH LAWS.

     The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be


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

prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

          15. WITHHOLDING OBLIGATIONS.

     As a condition to the exercise or vesting, as applicable, of any Award, the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all Federal, state and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting or exercise. The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements and such shares shall be valued at their Fair Market Value as of the settlement date of the Award; provided, however, that following the IPO Date, the aggregate Fair Market Value of the number of shares of Stock that may be used to satisfy tax withholding requirements may not exceed the minimum statutory required withholding amount with respect to the exercise of such Option.

          16. AMENDMENT OF THE PLAN OR AWARDS.

          (a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan; provided, however, that without further stockholder approval the Board shall not make any amendment to the Plan which would increase the maximum number of shares of Stock which may be issued pursuant to Awards under the Plan, except as contemplated by Section 8 hereof, or, following the IPO Date, which would otherwise violate the shareholder approval requirements of the national securities exchange on which the Stock is listed or Nasdaq, as applicable.

          (b) No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless the Participant consents in writing.

          (c) Amendment of Stock Awards. The Committee, at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless the Participant consents in writing.


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

          17. TERMINATION OR SUSPENSION OF THE PLAN.

     The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

          18. EFFECTIVE DATE OF THE PLAN.

     The Plan is effective as of November 5, 2004, the date upon which the Board adopted the Plan.

          19. MISCELLANEOUS.

          (a) Awards to Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad, shall be comparable to the value of such Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 19(a) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

          (b) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

          (c) Payments Following Accidents or Illness. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an


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

institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

          (d) Designation and Change of Beneficiary. Each Participant may file with the Company a written designation of one or more persons as the beneficiary who shall be entitled to receive the rights or amounts payable with respect to an Award due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate. Any beneficiary of the Participant receiving an Award hereunder shall remain subject to the terms of the Plan and the applicable Award agreement.

          (e) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

          (f) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

          (g) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than himself.

          (h) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.


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